UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2008

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Items.

Changes to the Bylaws of the Tennessee Valley Authority

During its April 3, 2008 public meeting, the TVA Board of Directors (the “Board”) approved the following changes to TVA’s Bylaws.

•
Section 1.6 was added to provide that when Board vacancies result in there being less than a quorum (less than 5 members), the Board may continue to exercise such powers as are necessary to assure continuity of operations along the lines established by the Board when it had a quorum, but may not direct TVA into new areas of activity, embark on new programs, or change TVA’s existing direction.

•
Section 1.9 (formerly Section 1.8) was replaced with a more specific statement that the principal responsibilities of the Board are to establish “the broad strategies, goals, objectives, long-range plans, and policies” of TVA in a manner consistent with the missions set forth in the TVA Act and to ensure “that those are achieved by the Chief Executive Officer.”

•	Section 1.10 was added to specify that the authorities of the Chairman of the Board are those necessary or appropriate to carry out the responsibilities vested in the Chairman under the Bylaws.

•
Section 3.2 was revised to specify that the principal responsibilities of the Chief Executive Officer (“CEO”) are to achieve the broad strategies, goals, objectives, long-range plans, and policies established by the Board, as well as to ensure the continuity and reliability of TVA’s operations.

•	Section 3.3 was added to provide that the CEO is TVA’s primary spokesperson in communications with external individuals and entities.

•
Section 3.5 was added to specify that the CEO would identify to the Board which TVA executive officer, or succession of executive officers, would serve in the CEO’s stead in the event the CEO became unable to carry out his or her duties and responsibilities for any reason.  Such executive officer would serve as CEO until such time as the Board decided otherwise.

•
Article IV was added to specify that the TVA Board Practices system is the means used by the Board to (i) define Board and Board Committee processes beyond what is specified in the Bylaws, (ii) interpret Bylaw provisions, and (iii) provide guidance or delegate additional authorities to the CEO.

•
Section 6.3 (formerly Section 5.3) was modified to recognize that (i) the Board has already approved and provided to Congress (as information) a conflict-of-interest policy applicable to Board members, the CEO, and all TVA employees and (ii) any subsequent changes to that policy adopted by the Board shall also be provided to Congress.

A copy of the amended Bylaws is filed as Exhibit 99.1.

President’s Report

On April 3, 2008, Tom Kilgore, TVA’s President and Chief Executive Officer, presented a report at the public meeting of the Board.  In his report, Mr. Kilgore discussed, among other things, TVA’s highlights and hard spots for the second quarter of fiscal year 2008, which ended March 31, 2008.  A copy of the materials used in Mr. Kilgore’s report is furnished as Exhibit 99.2 and can also be found on TVA’s website at www.tva.com/finance.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	TVA’s Bylaws adopted by the Board on May 18, 2006, and amended on April 3, 2008.
99.2	Materials used in Mr. Kilgore’s April 3, 2008 report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    Tennessee Valley Authority
   (Registrant)

        Date: April 9, 2008                                                 /s/  John M. Thomas, III
 John M. Thomas, III
 Vice President and Controller

EXHIBIT INDEX

Exhibit 99.1 is filed pursuant to Item 8.01 hereof, and Exhibit 99.2 is furnished pursuant to Item 8.01 hereof and shall not be deemed to be filed under the Securities Exchange Act of 1934.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	TVA’s Bylaws adopted by the Board on May 18, 2006, and amended on April 3, 2008.
99.2	Materials used in Mr. Kilgore’s April 3, 2008 report.